Exhibit 99.1 Jake Elguicze Treasurer and Vice President of Investor Relations 610-948-2836 FOR IMMEDIATE RELEASE February 20, 2015 TELEFLEX REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS; PROVIDES 2015 GUIDANCE Fourth Quarter Revenues of $476.0 million, up 5.7% over prior year period; up 9.0% on Constant Currency Basis Fourth Quarter GAAP Diluted EPS of $1.10, up 41.0% over the prior year period Fourth Quarter Adjusted Diluted EPS of $1.43, up 5.1% over the prior year period Full Year 2014 Revenues of $1.84 billion, up 8.5% over the prior year period; up 8.8% on a Constant Currency Basis Full Year 2014 GAAP Diluted EPS of $4.10, up 18.5% over the prior year period Full Year 2014 Adjusted Diluted EPS of $5.74, up 14.1% over the prior year period 2015 Guidance Range for Constant Currency Revenue Growth of 4% to 6% 2015 Guidance Range for Adjusted Diluted EPS of $6.10 to $6.35, up 6.3% to 10.6%, which reflects our expectation of a negative foreign currency headwind of approximately 14% Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2014. Fourth quarter 2014 net revenues were $476.0 million, an increase of 5.7% over the prior year period. Excluding the impact of foreign currency fluctuations, fourth quarter 2014 net revenues increased 9.0% over the prior year period. Fourth quarter 2014 GAAP diluted earnings per share from continuing operations were $1.10, as compared to $0.78 in the prior year period, an increase of 41.0%. Fourth quarter 2014 adjusted diluted earnings per share from continuing operations were $1.43, as compared to $1.36 in the prior year period, an increase of 5.1%. Full year 2014 net revenues were $1.84 billion, an increase of 8.5% over the prior year period. Excluding the impact of foreign currency fluctuations, full year 2014 net revenues increased 8.8% over the prior year period. Full year 2014 GAAP diluted earnings per share from continuing operations were $4.10, as compared to $3.46 in the prior year period, an increase of 18.5%. Full year 2014 adjusted diluted earnings per share from continuing operations were $5.74, as compared to $5.03 in the prior year period, an increase of 14.1%. “Teleflex’s full year 2014 results demonstrate another successful year for the Company,” said Benson Smith, Chairman, President and Chief Executive Officer. “We integrated Vidacare and Mayo Healthcare Pty Ltd., delivered constant currency revenue growth near the upper end of our guidance range, and generated adjusted earnings per share well ahead of our initial expectations.”

Added Mr. Smith, “During 2015, we expect to continue to produce solid constant currency revenue growth and significant operating leverage. While we anticipate that our 2015 results will be negatively impacted by foreign exchange movements, we are committed to implementing operational measures to, in part, mitigate the earnings effect.” FOURTH QUARTER NET REVENUE BY SEGMENT Vascular North America fourth quarter 2014 net revenues were $68.7 million, an increase of 9.7% compared to the prior year period. Excluding the impact of foreign currency fluctuations, fourth quarter 2014 net revenues increased 10.2% compared to the prior year period. The increase in constant currency revenue was largely due to product sales resulting from our acquisition of Vidacare and higher sales volume of existing products. Anesthesia/Respiratory North America fourth quarter 2014 net revenues were $58.2 million, an increase of 0.4% compared to the prior year period. Excluding the impact of foreign currency fluctuations, fourth quarter 2014 net revenues increased 0.7% compared to the prior year period. The increase in constant currency revenue was largely due to new product sales, somewhat offset by lower sales volume of existing products. Surgical North America fourth quarter 2014 net revenues were $40.8 million, an increase of 8.9% compared to the prior year period. Excluding the impact of foreign currency fluctuations, fourth quarter 2014 net revenues increased 9.7% compared to the prior year period. The increase in constant currency revenue was largely due to higher sales volume of existing products and price increases. EMEA fourth quarter 2014 net revenues were $146.9 million, an increase of 1.5% compared to the prior year period. Excluding the impact of foreign currency fluctuations, fourth quarter 2014 net revenues increased 8.9% compared to the prior year period. The increase in constant currency revenue was largely due to higher sales volume of existing products, Vidacare product sales, new product sales and price increases. Asia fourth quarter 2014 net revenues were $63.6 million, an increase of 7.4% compared to the prior year period. Excluding the impact of foreign currency fluctuations, fourth quarter 2014 net revenues increased 10.9% compared to the prior year period. The increase in constant currency revenue was largely due to product sales resulting from the acquisitions of Mayo Healthcare Pty Ltd., Vidacare and Ultimate Medical, price increases and new product sales, somewhat offset by lower sales volume of existing products. OEM and Development Services (“OEM”) fourth quarter 2014 net revenues were $35.0 million, an increase of 3.1% compared to the prior year period. Excluding the impact of foreign currency fluctuations, fourth quarter 2014 net revenues increased 4.8% compared to the prior year period. The increase in constant currency revenue was largely due to higher sales volume of existing products and new product sales, somewhat offset by lower average selling prices.

Three Months Ended % Increase/ (Decrease) December 31, 2014 December 31, 2013 Constant Currency Foreign Currency Total Change (Dollars in millions) Vascular North America $ 68.7 $ 62.6 10.2% (0.5% ) 9.7% Anesthesia/Respiratory North America 58.2 57.8 0.7% (0.3% ) 0.4% Surgical North America 40.8 37.5 9.7% (0.8% ) 8.9% EMEA 146.9 144.9 8.9% (7.4% ) 1.5% Asia 63.6 59.1 10.9% (3.5% ) 7.4% OEM 35.0 34.1 4.8% (1.7% ) 3.1% All Other 62.8 54.5 16.3% (1.1% ) 15.2% Total $ 476.0 $ 450.5 9.0% (3.3% ) 5.7% OTHER FINANCIAL HIGHLIGHTS AND KEY PERFORMANCE METRICS Depreciation expense and amortization of intangible assets and deferred financing costs for the full year of 2014 were $127.0 million compared to $107.9 million for the prior year period. Cash and cash equivalents at December 31, 2014 were $303.2 million compared to $432.0 million at December 31, 2013. The decline in cash and cash equivalents is primarily due to a $235 million repayment of a portion of the outstanding principal amount of borrowings under the revolving credit facility, partially offset by cash generated from operations. Net accounts receivable at December 31, 2014 were $273.7 million compared to $295.3 million at December 31, 2013. Net inventories at December 31, 2014 were $335.6 million compared to $333.6 million at December 31, 2013. Net debt obligations at December 31, 2014 were $801.4 million compared to $902.7 million at December 31, 2013. 2015 OUTLOOK The Company estimates that revenues for full year 2015 will increase 4% to 6% on a constant currency basis. On a GAAP basis, revenues are expected to be flat to down 2% versus the prior year due to the unfavorable impact of foreign currency. The Company expects adjusted diluted earnings per share from continuing operations to be between $6.10 and $6.35 for full year 2015, representing an increase of 6.3% to 10.6% over the prior year, which reflects our expectation of a negative foreign currency headwind of approximately 14%. The Company expects full year 2015 GAAP diluted earnings per share from continuing operations to be between $4.22 and $4.37.

FORECASTED 2015 CONSTANT CURRENCY REVENUE GROWTH RECONCILIATION Low High Forecasted 2015 GAAP revenue growth (2%) — Estimated impact of foreign currency fluctuations 6% 6% Forecasted 2015 constant currency revenue growth 4% 6% FORECASTED 2015 ADJUSTED EARNINGS PER SHARE RECONCILIATION Low High Diluted earnings per share attributable to common shareholders $4.22 $4.37 Restructuring, impairment charges and special items, net of tax $0.75 $0.80 Intangible amortization expense, net of tax $0.95 $1.00 Amortization of debt discount on convertible notes, net of tax $0.18 $0.18 Adjusted diluted earnings per share $6.10 $6.35 CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION As previously announced, Teleflex will comment on its financial results on a conference call to be held today at 8:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and the accompanying presentation will be posted prior to the call. An audio replay will be available until February 27, 2015 at 11:59pm (ET), by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 82954645. ADDITIONAL NOTES Constant currency revenue growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations. NOTES ON NON-GAAP FINANCIAL MEASURES This press release includes certain non-GAAP financial measures, which include: Adjusted diluted earnings per share. This measure excludes, depending on the period presented (i) the effect of charges associated with our restructuring programs, as well as goodwill and other asset impairment charges; (ii) losses and other charges, including acquisition and integration costs, charges related to facility consolidations, the establishment of a litigation reserve and a litigation verdict against the Company with respect to a non-operating joint venture, net of, where applicable, specified reversals, including a reversal of liabilities related to certain contingent consideration arrangements and a reversal of a reserve related to a previously announced stock keeping unit benefit program; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. Management believes these measures are useful to investors because they eliminate items that do not reflect Teleflex’s day-to-day operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and to assist in our evaluation of period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with generally accepted accounting principles (“GAAP”) and should not be relied upon as a substitute for GAAP financial measures. Tables reconciling historical non-GAAP measures to the most directly comparable historical GAAP measures are set forth below. Tables reconciling forecasted non-GAAP measures to the most directly comparable forecasted GAAP measures are set forth above.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS

Dollars in millions, except per share amounts

Quarter Ended – December 31, 2014

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$235.0	$153.3	$17.2	$1.4	$16.6	—	$0.4	$51.8	$1.10	47,112
Adjustments										
Restructuring and other impairment charges	—	—	—	1.4	—	—	0.5	0.8	$0.02	—
Losses and other charges (A)	2.1	1.0	0.0	—	—	—	1.1	2.0	$0.04	—
Amortization of debt discount on convertible notes	—	—	—	—	3.1	—	1.1	2.0	$0.04	—
Intangible amortization expense	—	13.9	—	—	—	—	3.5	10.4	$0.22	—
Tax adjustment (B)	—	—	—	—	—	—	3.8	(3.8)	($0.08)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.09	(2,990)
Adjusted basis	$232.9	$138.4	$17.2	—	$13.5	—	$10.5	$63.3	$1.43	44,122

Quarter Ended – December 31, 2013

	Cost of goods sold	Selling, general and administrative expenses	Research and Development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$225.6	$143.8	$17.9	$9.2	$14.2	—	$4.6	$35.1	$0.78	45,033
Adjustments										
Restructuring and other impairment charges	—	—	—	9.2	—	—	1.7	7.6	$0.17	—
Losses and other charges (A)	0.3	8.2	0.5	—	—	—	2.5	6.5	$0.14	—
Amortization of debt discount on convertible notes	—	—	—	—	2.9	—	1.1	1.8	$0.04	—
Intangible amortization expense	—	13.5	—	—	—	—	4.5	9.0	$0.20	—

Loss on extinguishment of debt — — — — — — 0.0 0.0 $0.00 — Tax adjustment (B) — — — — — — 1.5 (1.5) ($0.03) — Shares due to Teleflex under note hedge (C) — — — — — — — — $0.06 (2,165) Adjusted basis $225.3 $122.0 $17.3 — $11.3 — $15.8 $58.5 $1.36 42,868 (A) In 2014, losses and other charges include approximately $1.6 million, net of tax, or $0.03 per share, related to acquisition and integration costs, and charges related to facility consolidations; and approximately $0.4 million, net of tax, or $0.01 per share, related to a litigation verdict against the Company with respect to a non-operating joint venture. In 2013, losses and other charges include approximately $4.5 million, net of tax, or $0.10 per share, related to acquisition and integration costs; approximately $1.9 million, net of tax, or $0.04 per share, related to the establishment of a litigation reserve; reversals included approximately $0.1 million, net of tax, or $0.00 per share, related to the reversal of contingent consideration liabilities. (B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years’ U.S. federal, state and foreign tax matters. (C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS

Dollars in millions, except per share amounts

Twelve Months Ended – December 31, 2014

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$897.4	$578.7	$61.0	$17.9	$64.8	—	$28.7	$190.4	$4.10	46,470
Adjustments										
Restructuring and other impairment charges	—	—	—	17.9	—	—	5.2	12.7	$0.27	—
Losses and other charges (A)	4.9	(1.1)	0.1	—	—	—	3.1	0.9	$0.02	—
Amortization of debt discount on convertible notes	—	—	—	—	12.2	—	4.5	7.7	$0.17	—
Intangible amortization expense	—	60.9	—	—	—	—	17.4	43.5	$0.94	—
Tax adjustment (B)	—	—	—	—	—	—	4.0	(4.0)	($0.09)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.33	(2,738)
Adjusted basis	$892.5	$518.8	$60.9	—	$52.5	—	$62.8	$251.2	$5.74	43,732

Twelve Months Ended – December 31, 2013

	Cost of goods sold	Selling, general and administrative expenses	Research and Development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$857.3	$502.2	$65.0	$38.5	$56.3	$1.3	$23.5	$151.3	$3.46	43,693
Adjustments										
Restructuring and other impairment charges	—	—	—	38.5	—	—	7.8	30.7	$0.71	—
Losses and other charges (A)	2.3	1.5	0.5	—	—	—	4.9	(0.6)	($0.02)	—
Amortization of debt discount on convertible notes	—	—	—	—	11.3	—	4.1	7.2	$0.16	—

Intangible amortization expense	—	50.6	—	—	—	—	17.3	33.4	$0.76	—
Loss on extinguishment of debt	—	—	—	—	—	1.3	0.5	0.8	$0.02	—
Tax adjustment (B)	—	—	—	—	—	—	11.1	(11.1)	($0.25)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.19	(1,620)
Adjusted basis	$855.1	$450.1	$64.5	—	$45.0	—	$69.2	$211.6	$5.03	42,073

(A) In 2014, losses and other charges include approximately $8.6 million, net of tax, or $0.19 per share, related to acquisition and integration costs, and charges related to facility consolidations; and approximately $0.4 million, net of tax, or $0.01 per share, related to a litigation verdict against the Company with respect to a non-operating joint venture; reversals include approximately ($8.1) million, net of tax, or ($0.18) per share, related to the reversal of contingent consideration liabilities. In 2013, losses and other charges include approximately $0.8 million, net of tax, or $0.02 per share, related to a litigation verdict against the Company with respect to a non-operating joint venture; $9.5 million, net of tax, or $0.21 per share, related to acquisition and integration costs; and approximately $1.9 million, net of tax, or $0.04 per share, related to the establishment of a litigation reserve; reversals include approximately ($12.4) million, net of tax, or ($0.28) per share, related to the reversal of contingent consideration liabilities and ($0.4) million, net of tax, or ($0.01) per share, related to reversal of a reserve with respect to a previously announced stock keeping unit ("SKU") rationalization charge.

(B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years' U.S. federal, state and foreign tax matters.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

RECONCILIATION OF NET DEBT OBLIGATIONS

	December 31, 2014	December 31, 2013
	(Dollars in thousands)	
Note payable and current portion of long term borrowings	$ 368,401	$ 356,287
Long term borrowings	700,000	930,000
Unamortized debt discount	36,197	48,413
Total debt obligations	1,104,598	1,334,700
Less: cash and cash equivalents	303,236	431,984
Net debt obligations	$ 801,362	$ 902,716

ABOUT TELEFLEX INCORPORATED

Teleflex is a leading global provider of specialty medical devices for a range of procedures in critical care and surgery. Our mission is to provide solutions that enable healthcare providers to improve outcomes and enhance patient and provider safety. Headquartered in Wayne, PA, Teleflex employs approximately 11,700 people and serves healthcare providers worldwide. For additional information about Teleflex please refer to www.teleflex.com. CAUTION CONCERNING FORWARD-LOOKING INFORMATION This press release contains forward-looking statements, including, but not limited to, forecasted 2015 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share, as well as expectations of significant operating leverage in 2015. Actual results could differ materially from those in the forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; changes in the reimbursement practices of third party payors; our ability to realize efficiencies and to execute on our strategic initiatives; changes in material costs and surcharges; market acceptance and unanticipated difficulties in connection with the introduction of new products and product line extensions; product recalls; unanticipated difficulties in connection with the consolidation of manufacturing and administrative functions, including as a result of difficulties with various employees, labor representatives or regulators; the loss of skilled employees in connection with such initiatives; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses; the impact of government healthcare reform legislation; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014.

TELEFLEX INCORPORATED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Unaudited) Three Months Ended December 31, 2014 December 31, 2013 (Dollars and shares in thousands, except per share) Net revenues $ 476,008 $ 450,539 Cost of goods sold 234,993 225,596 Gross profit 241,015 224,943 Selling, general and administrative expenses 153,265 143,756 Research and development expenses 17,237 17,876 Restructuring and other impairment charges 1,358 9,247 Income from continuing operations before interest and taxes 69,155 54,064 Interest expense 16,808 14,339 Interest income (212) (166) Income from continuing operations before taxes 52,559 39,891 Taxes on income from continuing operations 426 4,589 Income from continuing operations 52,133 35,302 Loss from discontinued operations before taxes (1,541) (459) Tax benefit on loss from discontinued operations (353) (223) Loss from discontinued operations (1,188) (236) Net income 50,945 35,066 Less: Income from continuing operations attributable to noncontrolling interest 307 238 Net income attributable to common shareholders $ 50,638 $ 34,828 Earnings per share available to common shareholders: Basic: Income from continuing operations $ 1.25 $ 0.85 Loss from discontinued operations (0.03) — Net income $ 1.22 $ 0.85 Diluted: Income from continuing operations $ 1.10 $ 0.78 Loss from discontinued operations (0.03) (0.01) Net income $ 1.07 $ 0.77 Dividends per share $ 0.34 $ 0.34 Weighted average common shares outstanding: Basic 41,425 41,161 Diluted 47,112 45,033 Amounts attributable to common shareholders: Income from continuing operations, net of tax $ 51,826 $ 35,064 Loss from discontinued operations, net of tax (1,188) (236) Net income $ 50,638 $ 34,828

TELEFLEX INCORPORATED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Unaudited) Year Ended December 31, 2014 December 31, 2013 (Dollars and shares in thousands, except per share) Net revenues $ 1,839,832 $ 1,696,271 Cost of goods sold 897,404 857,326 Gross profit 942,428 838,945 Selling, general and administrative expenses 578,657 502,187 Research and development expenses 61,040 65,045 Restructuring and other impairment charges 17,869 38,452 Income from continuing operations before interest and taxes 284,862 233,261 Interest expense 65,458 56,905 Interest income (706) (624) Loss on extinguishments of debt — 1,250 Income from continuing operations before taxes 220,110 175,730 Taxes on income from continuing operations 28,650 23,547 Income from continuing operations 191,460 152,183 Loss from discontinued operations before taxes (3,407) (2,205) Tax benefit on loss from discontinued operations (698) (1,770) Loss from discontinued operations (2,709) (435) Net income 188,751 151,748 Less: Income from continuing operations attributable to noncontrolling interest 1,072 867 Net income attributable to common shareholders $ 187,679 $ 150,881 Earnings per share available to common shareholders: Basic: Income from continuing operations $ 4.60 $ 3.68 Loss from discontinued operations (0.06) (0.01) Net income $ 4.54 $ 3.67 Diluted: Income from continuing operations $ 4.10 $ 3.46 Loss from discontinued operations (0.06) (0.01) Net income $ 4.04 $ 3.45 Dividends per share $ 1.36 $ 1.36 Weighted average common shares outstanding: Basic 41,366 41,105 Diluted 46,470 43,693 Amounts attributable to common shareholders: Income from continuing operations, net of tax $ 190,388 $ 151,316 Loss from discontinued operations, net of tax (2,709) (435) Net income $ 187,679 $ 150,881

TELEFLEX INCORPORATED AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited) December 31, 2014 December 31, 2013 (Dollars in thousands) ASSETS Current assets Cash and cash equivalents $ 303,236 $ 431,984 Accounts receivable, net 273,704 295,290 Inventories, net 335,593 333,621 Prepaid expenses and other current assets 35,697 39,810 Prepaid taxes 40,256 36,504 Deferred tax assets 57,301 52,917 Assets held for sale 7,422 10,428 Total current assets 1,053,209 1,200,554 Property, plant and equipment, net 317,435 325,900 Goodwill 1,323,553 1,354,203 Intangible assets, net 1,216,720 1,255,597 Investments in affiliates 1,150 1,715 Deferred tax assets 1,178 943 Other assets 64,010 70,095 Total assets $ 3,977,255 $ 4,209,007 LIABILITIES AND EQUITY Current liabilities Current borrowings $ 368,401 $ 356,287 Accounts payable 64,100 71,967 Accrued expenses 72,383 74,868 Current portion of contingent consideration 11,276 4,131 Payroll and benefit-related liabilities 85,442 73,090 Accrued interest 9,169 8,725 Income taxes payable 13,768 23,821 Other current liabilities 10,360 22,231 Total current liabilities 634,899 635,120 Long-term borrowings 700,000 930,000 Deferred tax liabilities 451,541 514,715 Pension and postretirement benefit liabilities 167,241 109,498 Noncurrent liability for uncertain tax provisions 50,884 55,152 Other liabilities 58,991 48,506 Total liabilities 2,063,556 2,292,991 Commitments and contingencies Common shareholders’ equity Common shares, $1 par value Issued: 2014 – 43,420 shares; 2013 – 43,243 shares 43,420 43,243 Additional paid-in capital 422,394 409,338 Retained earnings 1,827,845 1,696,424 Accumulated other comprehensive loss (260,895) (110,855) 2,032,764 2,038,150 Less: Treasury stock, at cost 121,455 124,623 Total common shareholders’ equity 1,911,309 1,913,527 Noncontrolling interest 2,390 2,489 Total equity 1,913,699 1,916,016 Total liabilities and equity $ 3,977,255 $ 4,209,007

TELEFLEX INCORPORATED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) Year Ended December 31, 2014 December 31, 2013 (Dollars in thousands) Cash Flows from Operating Activities of Continuing Operations: Net income $ 188,751 $ 151,748 Adjustments to reconcile net income to net cash provided by operating activities: Loss from discontinued operations 2,709 435 Depreciation expense 50,207 42,368 Amortization expense of intangible assets 60,926 50,608 Amortization expense of deferred financing costs and debt discount 15,897 14,959 Loss on extinguishments of debt — 1,250 Impairment of long-lived assets — 3,460 Changes in contingent consideration (7,418) (12,642) Stock-based compensation 12,227 11,871 Deferred income taxes, net (14,153) (10,182) Other (8,968) (1,319) Changes in operating assets and liabilities, net of effects of acquisitions and disposals: Accounts receivable 9,394 (1,294) Inventories (15,531) (8,931) Prepaid expenses and other current assets 1,422 (5,926) Accounts payable and accrued expenses 9,818 2,001 Income taxes receivable and payable, net (15,040) (7,107) Net cash provided by operating activities from continuing operations 290,241 231,299 Cash Flows from Investing Activities of Continuing Operations: Expenditures for property, plant and equipment (67,571) (63,580) Payments for businesses and intangibles acquired, net of cash acquired (45,777) (309,008) Proceeds from sales of businesses and assets, net of cash sold 5,251 — Investment in affiliates (40) (50) Net cash used in investing activities from continuing operations (108,137) (372,638) Cash Flows from Financing Activities of Continuing Operations: Proceeds from long-term borrowings 250,000 680,000 Repayment of long-term borrowings (480,102) (375,000) Debt extinguishment, issuance and amendment fees (4,494) (6,400) Proceeds from share based compensation plans and the related tax impacts 4,245 6,181 Payments to noncontrolling interest shareholders (1,094) (736) Payments for contingent consideration — (16,958) Dividends (56,258) (55,917) Net cash (used in) provided by financing activities from continuing operations (287,703) 231,170 Cash Flows from Discontinued Operations: Net cash used in operating activities (3,676) (3,327) Net cash used in discontinued operations (3,676) (3,327) Effect of exchange rate changes on cash and cash equivalents (19,473) 8,441 Net (decrease) increase in cash and cash equivalents (128,748) 94,945 Cash and cash equivalents at the beginning of the period 431,984 337,039 Cash and cash equivalents at the end of the period $ 303,236 $ 431,984